UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

Carisma Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 Market Street, Suite 200 Philadelphia, PA		19104
(Address of Principal Executive Offices)		( Zip Code)

Registrant’s telephone number, including area code: (267) 491-6422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	CARM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 1, 2023, Carisma Therapeutics Inc. (the “Company”) issued a press release announcing preliminary findings from the first five patients enrolled in group 2 of the Company’s Phase 1 clinical trial of its lead product candidate, CT-0508, a human epidermal growth factor receptor 2 (“HER2”) targeted chimeric antigen receptor macrophage for the treatment of HER2 overexpressing cancers. The Company will provide an overview of the group 2 data during a presentation at the 8th Annual CAR-TCR Summit on September 1, 2023. A copy of the press release and an excerpt from the presentation are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

The Company is providing the following supportive data for the Phase 1 clinical trial:

The Company initiated a second group to evaluate the safety of bolus dosing of patients, and five patients have been successfully dosed to date with a single-day bolus infusion. Consistent with results from group 1 of the trial, based on preliminary results assessed to date from these five patients enrolled in group 2, CT-0508 has been generally well-tolerated after infusion with no dose-limiting toxicities, was successfully manufactured using macrophages obtained from heavily pre-treated, advanced solid tumor patients, and has shown high CAR expression, viability, and purity. While the results from this early clinical trial data are both preliminary and limited, the Company believes the combined group 1 and group 2 results support the previously presented preliminary results from this trial indicating that CT-0508 can potentially lead to remodeling and activation of the tumor microenvironment (“TME”) and induce anti-tumor adaptive immunity. In group 1, a best overall response (“BOR”) of stable disease was seen in 4 out of 9 patients, and in group 2, the best overall response was progressive disease. Translational analyses combining group 1 and group 2 demonstrated a correlation between TME activation, T cell activation, and HER2 status with BOR of stable disease.

The single-agent arm of the study remains open and up to four additional patients may be enrolled. However, given the clinical findings observing T cell exhaustion as a potential limiting factor, and pre-clinical data demonstrating robust synergy upon combining CT-0508 with T cell checkpoint inhibition, the Company expects to focus its ongoing efforts primarily on enrolling patients in its sub-study administering CT-0508 in combination with pembrolizumab.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Carisma Therapeutics Inc. on September 1, 2023.
99.2	Excerpt from Company Presentation, dated September 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARISMA THERAPEUTICS INC.

	By:	/s/ Steven Kelly
Date: September 1, 2023		Steven Kelly
President and Chief Executive Officer